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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

Globalstar, L.P. and Globalstar Capital Corporation

     We consent to the use in this Registration Statement of Globalstar, L.P. and Globalstar Capital Corporation on Form S-4 of our reports on the consolidated financial statements of Globalstar, L.P., Globalstar Telecommunications Limited and Loral/Qualcomm Satellite Services, L.P. and the balance sheets of Globalstar Capital Corporation as of December 31, 1996 and 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
San Jose, California
November 25, 1997